HSBC Finance Corporation
New Issue Term Sheet
$1,038,550,000 (approximate)
HSBC Home Equity Loan Trust (USA) 2006-1
Issuing Entity
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
HSBC Home Equity Loan Corporation I
Depositor
HSBC Finance Corporation
Sponsor and Servicer
July 5, 2006
HSBC Securities (USA) Inc.
Lead Manager
Co-Managers
Citigroup Global Markets Inc.
Credit Suisse (USA) LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Important Information
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.
The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the home equity loans and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.
This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
HSBC Home Equity Loan Trust (USA) 2006-1
Notes

	Approximate		Day	Exp. WAL	Exp Prin Win	Exp. Ratings	Delay	ERISA
Class	Size(1)	Coupon(2)	Count	(Call/Mat)(3)(4)	(Call/Mat)(3)(4)	(Mdy/S&P/F)	Days	Eligible
A-1	637,800,000	1 m L+[ ]	Act/360	2.28/2.45	1-65/1-94	Aaa/AAA/AAA	0	Yes
A-2	159,560,000	1 m L+[ ]	Act/360	2.28/2.45	1-65/1-94	Aaa/AAA/AAA	0	Yes
M-1	138,380,000	1 m L+[ ]	Act/360	2.28/2.45	1-65/1-94	Aa1/AA+/AA+	0	Yes
M-2	102,810,000	1 m L+[ ]	Act/360	2.28/2.45	1-65/1-94	Aa1/AA/AA+	0	Yes

Legal Final Maturity: January 20, 2036.
Notes:

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	Each class of Notes will be subject to an Available Funds Cap as described herein.

(3)	The Notes are priced to a 15% optional clean-up call (as a percentage of the aggregate initial principal amount of the Notes). If the Optional Termination is not exercised, an auction process will begin in the third following month. Starting with the month after the first failed auction, all payments that would normally go to the ownership interest in the Issuing Entity will be used to pay down the Notes.

(4)	Based on the prepayment Pricing Speed as described below.
Pricing Speed
100% PPC:
100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Contacts

HSBC

ABS Term Origination
Rob DiOrio	212-525-3651
Managing Director	rob.diorio@us.hsbc.com

Ted Hsueh	212-525-2303
Senior Vice President	ted.hsueh@us.hsbc.com

Stephen Lei	212-525-7580
Vice President	stephen.lei@us.hsbc.com

Dhruv Narain	212-525-2516
Assistant Vice President	dhruv.narain@us.hsbc.com

ABS Syndicate

Caroline Morrill	212-525-3785
Managing Director	caroline.morrill@us.hsbc.com

Michael Banchik	212-525-3399
Senior Vice President	michael.banchik@us.hsbc.com

ABS Trading

George Smith	212-525-3786
Managing Director	george.smith@us.hsbc.com

Alice Koo	212-525-3716
Senior Vice President, Product Management	alice.koo@us.hsbc.com

Christopher Franklin	212-525-4111
Vice President	christopher.franklin@us.hsbc.com

ABS Structuring and Analytics

Cyrus Mohebbi	212-525-3781
Managing Director	cyrus.mohebbi@us.hsbc.com

Dan Costin	212-525-3782
Managing Director	dan.costin@us.hsbc.com

Januar Laude	212-525-6086
Senior Vice President	januar.laude@us.hsbc.com

Tsevi Vovor	212-525-6098
Vice President	tsevi.vovor@us.hsbc.com

Rating Agencies

Daniel Gringauz	212-553-4108
Moody’s	daniel.gringauz@moodys.com

Becky Cao	212-438-2595
S&P	becky_cao@standardandpoors.com

Kei Ishidoya	212-908-0238
Fitch	kei.ishidoya@fitchratings.com

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Summary of Terms

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2006-1

Sellers:	Wholly owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Corporation

Offered Notes:	Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 (the “Notes”)

Depositor:	HSBC Home Equity Loan Corporation I

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”)

Indenture Trustee:	JPMorgan Chase Bank National Association.

Administrator:	HSBC Bank USA National Association

Owner Trustee:	US Bank Trust National Association

Lead Manager:	HSBC Securities (USA) Inc. (HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor)

Co-Managers:	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated

Expected Pricing Date:	On or about July 7, 2006

Expected Closing Date:	On or about July 12, 2006

Tax Status:	Subject to the considerations described in the Prospectus, the Notes will be debt for federal income tax purposes

ERISA Eligibility:	The Notes are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement.

SMMEA Eligibility:	The Notes will NOT constitute “mortgage related securities” for purposes of SMMEA

Servicing Fee:	0.50% per annum of the outstanding principal balance of each home equity loan as of the first day of the related Collection Period

Cut-Off Date:	The close of business on June 14, 2006

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Summary of Terms (Continued)

Home Equity Loans:	There will be 9,872 closed-end, declining or fixed rate, fully amortizing home equity loans with an aggregate principal balance of approximately $1,317,957,406 as of the Cut-Off Date. The home equity loans are secured by first or second liens on one-to-four family residential properties. All of the home equity loans are simple interest home equity loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the applicable monthly interest rate for the number of days in the period elapsed since the preceding payment of interest was made.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Payment Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in July 2006.

Accrued Interest:	The price to be paid by investors for the Notes will not include accrued interest (i.e. settle flat, 0 delay days).

Collection Period:	With respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs, except that with respect to the initial Payment Date, the Collection Period is the period beginning on the Cut-Off Date and ending on June 30, 2006.

Interest Accrual Period:	The Interest Accrual Period for the Notes with respect to any Payment Date (other than the first Payment Date) will be the period beginning on the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, the Interest Accrual Period will begin on the Closing Date and end on July 19, 2006. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Payment Delay:	0 days.

Form of Notes:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Summary of Terms (Continued)

Optional Termination/Maturity Date:	On the Payment Date immediately following the first Payment Date on which the aggregate principal balance of the Notes is less than 15% of the aggregate principal balance of the Notes on the Closing Date, the Servicer will have the option to purchase the remaining home equity loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination right within three months of the Payment Date on which the purchase option could first be exercised, on the following Payment Date the Indenture Trustee will begin an auction process to sell the remaining home equity loans in the Issuing Entity. In addition, if the principal and interest due on the Notes is not paid in full by the Payment Date in June 2016, the Indenture Trustee will begin an auction process for the sale of the remaining home equity loans. On each Payment Date subsequent to the earlier of (i) the date on which the first auction conducted in connection with the 15% optional termination outlined above is not successful and (ii) the June 2016 Payment Date, all payments that would normally be distributed to the ownership interest in the Issuing Entity will be used to pay down the Notes. Generally, at the time the home equity loans are sold, the outstanding principal balance of the Notes will be paid in full with accrued interest and any Supplemental Interest Amount. However, in certain limited circumstances (with consent of 66 2/3% of the outstanding principal balance of all of the Notes in the aggregate), the home equity loans remaining in the Issuing Entity after the Payment Date in June 2016 may be sold for less than the full outstanding principal balance of, and accrued interest and any Supplemental Interest Amount on, the Notes.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any home equity loan included in the Issuing Entity.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Credit Enhancement

Credit Enhancement:	1)	Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Notes and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional payments of principal on the Notes.

	2)	Overcollateralization: The excess of the principal balance of the home equity loans over the outstanding principal balance of the Notes represents overcollateralization which will absorb losses on the home equity loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the ownership interest in the Issuing Entity, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Notes as principal if the Overcollateralization Amount is below the required level. This will reduce the principal balance of the Notes faster than the principal balance of the home equity loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

	3)	Subordination: Payments of interest will be made first concurrently to the Class A-1 and Class A-2 Notes pro rata, then to the Class M-1 Notes, and then to the Class M-2 Notes, in that order, as described in further detail below under “Principal and Interest Distributions.” Payments of principal will be made to each class of Notes pro rata, with such payments being applied to the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Notes with higher relative payment priorities as described in further detail below under “Principal and Interest Distributions” will receive payments of interest and/or principal prior to the classes of Notes with lower relative payment priorities.

Stepdown Date:	The later to occur of (x) the Payment Date in July 2009 and (y) the first Payment Date on which the aggregate pool balance of the home equity loans has been reduced to 50.00% of the aggregate pool balance of the home equity loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Credit Enhancement (Continued)

Initial Overcollateralization Amount:	On the Closing Date, the Overcollateralization Amount will be equal to approximately 21.20% of the aggregate principal balance of the home equity loans as of the Cut-Off Date, which is the Targeted Overcollateralization Amount as of the Closing Date.

Targeted Overcollateralization Amount:	With respect to any Payment Date (x) prior to the Stepdown Date, an amount equal to 21.20% of the aggregate principal balance of the home equity loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 42.40% of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the home equity loans as of the Cut-Off Date. If a Trigger Event is in effect on any Payment Date on or after the Stepdown Date, the Targeted Overcollateralization Amount for such Payment Date shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

In the event that the Targeted Overcollateralization Amount is permitted to decrease, or “step down” on a Payment Date in the future, a portion of the principal collections to be distributed on that Payment Date will be paid to the holder of the ownership interest in the Issuing Entity. This has the effect of decelerating the amortization of the Notes relative to the amortization of the home equity loans, and of reducing the Overcollateralization Amount.

Interim Overcollateralization Amount:	With respect to any Payment Date, the excess, if any, of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (i) the aggregate principal balance of the Notes on such Payment Date (before taking into account any payments of principal on that Payment Date) less (ii) the sum of (a) the principal collections received during such Collection Period, (b) the Additional Principal Reduction Amount for such Payment Date and (c) the Principal Carry Forward Amount for each class of Notes for such Payment Date.

Interim Overcollateralization Deficiency:	With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount over the Interim Overcollateralization Amount.

Overcollateralization Amount:	With respect to any Payment Date, the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (y) the principal amount of the Notes (after taking into account any payments of principal on such Payment Date).

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Credit Enhancement (Continued)

Overcollateralization Release Amount:	With respect to any Payment Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Payment Date over (ii) the Targeted Overcollateralization Amount for such Payment Date.

Trigger Event:	Will be in effect on any Payment Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Payment Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Payment Date exceeds the percentage for such Payment Date set forth below.

Two Payment Plus Delinquency Percentage:	As to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are two (2) or more payments contractually delinquent, including those home equity loans in bankruptcy, foreclosure or REO, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Payment Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the home equity loans as of the Cut-off Date.

Cumulative Loss Percentage Trigger:	With respect to any Payment Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Payment Dates	Cumulative Loss Percentage
July 2009 — June 2010	9.50%
July 2010 — June 2011	13.25%
July 2011 — June 2012	16.60%
July 2012 and thereafter	18.00%

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Definitions

Note Rate:	Each class of Notes will accrue interest during each Interest Accrual Period at a variable rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Available Funds Cap for the related Payment Date.

Formula Rate:	With respect to each class of Notes and any Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

Available Funds Cap:	With respect to any Payment Date, a per annum rate equal to the product of (x) the weighted average of the net loan rates of the home equity loans, in each case outstanding as of the first day of the related Collection Period, and (y) a fraction the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Current Interest:	With respect to any Payment Date and each class of Notes, an amount equal to interest accrued during the related Interest Accrual Period on the principal amount of such class of Notes immediately prior to the Payment Date at the applicable Note Rate.

Interest Carry Forward Amount:	With respect to any Payment Date and each class of Notes, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and the Interest Carry Forward Amount for such class of Notes as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments in respect of such amounts made to such class of Notes on such preceding Payment Date plus (y) interest on such amount calculated for the related Interest Accrual Period at the related Note Rate.

Supplemental Interest Amount:	With respect to any Payment Date and each class of Notes, the sum of (i) the excess, if any, of interest accrued on such class of Notes during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Notes at the applicable Note Rate; (ii) any Supplemental Interest Amount for such class of Notes remaining unpaid from prior Payment Dates; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Definitions

Available Payment Amount:	The sum of (a) principal and net interest collections received on the home equity loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity. With respect to any Payment Date prior to the July 2007 Payment Date, if HSBC Finance or one of its affiliates is the Servicer, net interest collections will not be net of the Servicing Fee, and the Servicing Fee will be paid out of the Available Payment Amount as described below under “Principal and Interest Distributions”.

With respect to (i) any Payment Date prior to the July 2007 Payment Date only if HSBC Finance or one of its affiliates is not the Servicer and (ii) any Payment Date on or after the July 2007 Payment Date, net interest collections will be net of the Servicing Fee and the Servicing Fee will be paid to the Servicer prior to payments to noteholders of the Available Payment Amount.

For the purposes of clarity, the Available Payment Amount will not include the Monthly Yield Maintenance Payment Amount as defined herein.

Principal Payment Amount:	With respect to any Payment Date, (a) the principal collections received on the home equity loans during the related Collection Period minus (b) for Payment Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Additional Principal Reduction Amount:	With respect to any Payment Date, the aggregate outstanding principal balance of the home equity loans as of the first day of the related Collection Period less the sum of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (y) the principal collections received on the home equity loans during the related Collection Period.

Principal Carry Forward Amount:	With respect to any Payment Date and each class of Notes, the amount, if any, by which (i) the Principal Carry Forward Amount, Principal Payment Amount and Additional Principal Reduction Amount payable to such class of Notes, as of the preceding Payment Date, exceeded (ii) the amount of principal actually paid to the holders of such class in respect of such amounts on such prior Payment Date.

Extra Principal Payment Amount:	The lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Monthly Excess Cashflow:	With respect to any Payment Date, the excess, if any, of (i) net interest collections received during the related Collection Period over (ii) the sum of (x) the Current Interest plus the Interest Carry Forward Amount for each class of Notes for such Payment Date, (y) the Additional Principal Reduction Amount for such Payment Date and (z) the Principal Carry Forward Amount for each class of Notes for such Payment Date.

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
$1,038,550,000 (approximate)
Definitions

Weighted Average Formula Rate:	With respect to any Payment Date, the sum of the Formula Rate for each class of Notes multiplied by the principal amount of such class of Notes immediately prior to such Payment Date, divided by the aggregate principal balance of the Notes immediately prior to such Payment Date.

Monthly Yield Maintenance Payment Amount:	With respect to any Payment Date, the lesser of (i) the Maximum Monthly Yield Maintenance Amount and (ii) the product of (a) an amount equal to the Notional Balance for that Payment Date and (b)(1) the lesser of (x) the Weighted Average Formula Rate and (y) the Ceiling Rate, minus (2) the Strike Rate and (c) the actual number of days during the related Interest Accrual Period divided by 360; provided that the Monthly Yield Maintenance Payment Amount shall never be less than zero.

Maximum Monthly Yield Maintenance Amount:	With respect to any Payment Date, the Maximum Monthly Yield Maintenance Amount with respect to such Payment Date as described in “Yield Maintenance Account” below.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)

Yield Maintenance Account:	On the Closing Date, the Trustee will establish an account (the “Yield Maintenance Account”) for the benefit of the Class A Notes and Class M Notes. On the Closing Date, the Yield Maintenance Account will be funded in the amount of $4,760,681. No additional deposits will be made into the Yield Maintenance Account following the initial deposit.

				Maximum
				Monthly Yield
		Strike	Ceiling	Maintenance
Payment Date	Notional Balance	Rate (%)	Rate (%)	Amount
20-Jul-06	0	0	0	0
20-Aug-06	1,024,993,437	10.3694	11.25	777,247
20-Sep-06	1,002,774,415	10.4184	11.25	718,087
20-Oct-06	979,236,195	10.8218	11.25	349,424
20-Nov-06	954,438,769	10.5328	11.25	589,451
20-Dec-06	928,446,811	10.9526	11.25	230,100
20-Jan-07	901,443,837	10.6725	11.25	448,281
20-Feb-07	873,554,474	10.7529	11.25	373,932
20-Mar-07	0	0	0	0
20-Apr-07	817,002,418	10.9329	11.25	223,089
20-May-07	0	0	0	0
20-Jun-07	763,132,431	11.1291	11.25	79,448
20-Jul-07	737,182,723	10.9188	11.25	203,462
20-Aug-07	711,868,691	10.6697	11.25	355,723
20-Sep-07	687,174,926	10.7775	11.25	279,594
20-Oct-07	0	0	0	0
20-Nov-07	639,588,405	11.0088	11.25	132,843

On each Payment Date after giving effect to all payments of the Available Payment Amount, the Administrator shall pay amounts on deposit in the Yield Maintenance Account in the following amounts and order of priority:
(i)	Concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount remaining unpaid for each such class and Payment Date, pro rata based on each class’ respective Supplemental Interest Amount remaining unpaid, up to an amount equal to the Monthly Yield Maintenance Payment Amount for such Payment Date;

(ii)	To the holder of the ownership interest in the Issuing Entity, the excess, if any, of the Maximum Monthly Yield Maintenance Amount for such Payment Date over the sum of amounts paid in (i) above.

Any amounts payable from the Yield Maintenance Account will not be used to make payments of principal on the Notes.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Principal and Interest Distributions
On each Payment Date, the Administrator shall pay amounts on deposit in the collection account, to the extent of the Available Payment Amount, in the following amounts and order of priority:
(i)	Concurrently, to the holders of the Class A-1 and Class A-2 Notes pro rata, the Current Interest and any Interest Carry Forward Amount for each such class and Payment Date;

(ii)	To the holders of the Class M-1 Notes, the Current Interest and any Interest Carry Forward Amount for such class and Payment Date;

(iii)	To the holders of the Class M-2 Notes, the Current Interest and any Interest Carry Forward Amount for such class and Payment Date;

(iv)	To the holders of the Class A-1 Notes, approximately 61.412546339% of the Principal Payment Amount for such Payment Date, until the Note Principal Amount of such class has been reduced to zero;

(v)	To the holders of Class A-1 Notes, the Principal Carry Forward Amount with respect to the Class A-1 Notes for such Payment Date;

(vi)	To the holders of Class A-1 Notes, approximately 61.412546339% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class A-1 Notes has been reduced to zero;

(vii)	To the holders of the Class A-2 Notes, approximately 15.363728275% of the Principal Payment Amount for such Payment Date, until the Note Principal Amount of such class has been reduced to zero;

(viii)	To the holders of Class A-2 Notes, the Principal Carry Forward Amount with respect to the Class A-2 Notes for such Payment Date;

(ix)	To the holders of Class A-2 Notes, approximately 15.363728275% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class A-2 Notes has been reduced to zero;

(x)	To the holders of Class M-1 Notes, approximately 13.324346445% of the Principal Payment Amount for such Payment Date, until the principal balance of such Class M-1 Notes has been reduced to zero;

(xi)	To the holders of Class M-1 Notes, the Principal Carry Forward Amount with respect to the Class M-1 Notes for such Payment Date;

(xii)	To the holders of Class M-1 Notes, approximately 13.324346445% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class M-1 Notes has been reduced to zero;

(xiii)	To the holders of Class M-2 Notes, approximately 9.899378942% of the Principal Payment Amount for such Payment Date, until the principal balance of such Class M-2 Notes has been reduced to zero;

(xiv)	To the holders of Class M-2 Notes, the Principal Carry Forward Amount with respect to the Class M-2 Notes for such Payment Date;

(xv)	To the holders of Class M-2 Notes, approximately 9.899378942% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class M-2 Notes has been reduced to zero;

(xvi)	Concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, approximately 61.412546339%, 15.363728275%, 13.324346445% and 9.899378942% of the Extra Principal Payment Amount for such Payment Date, respectively, until the Note Principal Amount of each such class has been reduced to zero;

(xvii)	Concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount for each such class and Payment Date, pro rata based on each class’ respective Supplemental Interest Amount;

(xviii)	To the Owner Trustee on behalf of the Issuing Entity, an amount sufficient to pay any judgment or settlement affecting the Issuing Entity;

(xix)	To the Servicer, accrued and unpaid Servicing Fees for each Collection Period during which HSBC Finance or one of its affiliates is the Servicer before and including the May 2007 Collection Period; and

(xx)	To the holder of the ownership interest in the Issuing Entity, any remaining Available Payment Amount, subject to certain limitations.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Note Summary (To Call)

All Classes
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.80	4.39	3.07	2.28	1.54	1.27	0.92
First Principal Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment Date	Jun-16	Jun-16	Sep-13	Nov-11	Jul-09	Jan-09	Apr-08
Principal Payment Window (Months)	120	120	87	65	37	31	22
Note Summary (To Maturity)

All Classes
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	12.05	4.62	3.27	2.45	1.66	1.32	0.95
First Principal Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
Last Principal Payment Date	Oct-24	Sep-19	Jul-16	Apr-14	Nov-10	Oct-09	Oct-08
Principal Payment Window (Months)	220	159	121	94	53	40	28
Pricing Speed
100% PPC:
100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Available Funds Schedule (1)

		Class A-1	Class A-2	Class M-1	Class M-2
Period	Payment Date	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)

1	20-Jul-06	20.18	20.21	20.32	20.34
2	20-Aug-06	11.24	11.25	11.28	11.28
3	20-Sep-06	11.24	11.25	11.28	11.28
4	20-Oct-06	11.24	11.25	11.27	11.28
5	20-Nov-06	11.24	11.25	11.28	11.28
6	20-Dec-06	11.24	11.25	11.27	11.28
7	20-Jan-07	11.24	11.25	11.28	11.28
8	20-Feb-07	11.24	11.25	11.28	11.28
9	20-Mar-07	11.99	12.00	12.03	12.03
10	20-Apr-07	11.24	11.25	11.28	11.28
11	20-May-07	11.39	11.39	11.42	11.43
12	20-Jun-07	11.24	11.25	11.28	11.28
13	20-Jul-07	11.24	11.25	11.28	11.29
14	20-Aug-07	11.24	11.25	11.28	11.29
15	20-Sep-07	11.24	11.25	11.28	11.29
16	20-Oct-07	11.24	11.25	11.28	11.29
17	20-Nov-07	11.24	11.25	11.28	11.29
18	20-Dec-07	11.49	11.50	11.54	11.54
19	20-Jan-08	11.25	11.26	11.30	11.30
20	20-Feb-08	11.39	11.40	11.43	11.44
21	20-Mar-08	12.33	12.34	12.38	12.39
22	20-Apr-08	11.68	11.69	11.73	11.74
23	20-May-08	12.24	12.25	12.29	12.30
24	20-Jun-08	12.01	12.02	12.06	12.07
25	20-Jul-08	12.59	12.61	12.65	12.66
26	20-Aug-08	12.37	12.39	12.44	12.44
27	20-Sep-08	12.57	12.59	12.64	12.65
28	20-Oct-08	13.21	13.22	13.28	13.29
29	20-Nov-08	13.01	13.02	13.08	13.09
30	20-Dec-08	13.69	13.70	13.76	13.77
31	20-Jan-09	13.50	13.51	13.58	13.59
32	20-Feb-09	13.77	13.78	13.85	13.86
33	20-Mar-09	15.56	15.58	15.66	15.67
34	20-Apr-09	14.37	14.38	14.46	14.47

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes Supplemental Interest Amount and Monthly Yield Maintenance Payment Amount.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Available Funds Schedule Cont. (1)

		Class A-1	Class A-2	Class M-1	Class M-2
Period	Payment Date	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)

35	20-May-09	15.19	15.21	15.29	15.30
36	20-Jun-09	15.05	15.08	15.16	15.17
37	20-Jul-09	76.74	76.95	77.70	77.84
38	20-Aug-09	72.43	72.62	73.33	73.46
39	20-Sep-09	70.63	70.82	71.52	71.64
40	20-Oct-09	71.17	71.36	72.07	72.20
41	20-Nov-09	67.17	67.35	68.01	68.14
42	20-Dec-09	65.66	65.84	66.49	66.61
43	20-Jan-10	34.77	34.86	35.16	35.22
44	20-Feb-10	34.78	34.87	35.17	35.23
45	20-Mar-10	38.52	38.61	38.96	39.02
46	20-Apr-10	34.80	34.89	35.20	35.26
47	20-May-10	35.98	36.06	36.39	36.45
48	20-Jun-10	34.83	34.91	35.23	35.28
49	20-Jul-10	36.00	36.09	36.41	36.47
50	20-Aug-10	34.85	34.94	35.25	35.31
51	20-Sep-10	34.86	34.95	35.27	35.33
52	20-Oct-10	36.04	36.13	36.46	36.52
53	20-Nov-10	34.88	34.97	35.29	35.35
54	20-Dec-10	36.06	36.15	36.49	36.55
55	20-Jan-11	34.91	35.00	35.32	35.38
56	20-Feb-11	34.92	35.01	35.34	35.40
57	20-Mar-11	38.68	38.78	39.14	39.21
58	20-Apr-11	34.95	35.04	35.37	35.43
59	20-May-11	36.12	36.22	36.56	36.62
60	20-Jun-11	34.97	35.06	35.40	35.46
61	20-Jul-11	36.15	36.24	36.59	36.66
62	20-Aug-11	35.00	35.09	35.43	35.49
63	20-Sep-11	35.01	35.10	35.44	35.50
64	20-Oct-11	36.19	36.29	36.64	36.70
65	20-Nov-11	35.04	35.13	35.47	35.54

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes Supplemental Interest Amount and Monthly Yield Maintenance Payment Amount.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Description of the Cut-Off Date Collateral

Summary

Cut-Off Date Loan Principal Balance	$1,317,957,406
Aggregate Number of Loans	9,872
Average Original Loan Principal Balance	$136,444
Average Cut-Off Date Loan Principal Balance	$133,505
Weighted Average Original Combined LTV	91.53%
Weighted Average Interest Rate	8.420%
Weighted Average Remaining Term to Stated Maturity (months)	309
Weighted Average Seasoning (months)	13
Weighted Average FICO Credit Score	609
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	93.91%
— Second	6.09%
Occupancy Type — Primary	100.00%
Geographical Distribution
- CA	13.61%
- VA	8.03%
- NY	7.47%
Number of States	44
Loans with Prepayment Penalties	65.63%

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)

Original Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original
	Number of		Loans by		Combined	Weighted
	Home	Aggregate	Aggregate	Weighted	Loan-to-	Average
Original Principal	Equity	Principal	Principal	Average	Value	Original
Balances ($)	Loans	Balance	Balance	Interest Rate	Ratio	FICO Score

Up to 50,000.00	1,195	$39,315,498	2.98%	10.949%	84.01%	609
50,000.01 - 100,000.00	3,016	222,164,842	16.86	9.108	91.07	612
100,000.01 - 150,000.00	2,370	285,780,081	21.68	8.527	93.36	609
150,000.01 - 200,000.00	1,410	238,482,862	18.09	8.304	92.40	606
200,000.01 - 250,000.00	798	174,479,018	13.24	8.096	91.11	609
250,000.01 - 300,000.00	465	124,197,653	9.42	7.925	90.42	609
300,000.01 - 350,000.00	275	87,816,647	6.66	7.879	91.04	611
350,000.01 and above	343	145,720,806	11.06	7.804	90.96	611

Total	9,872	$1,317,957,406	100.00%	8.420%	91.53%	609

     As of the cut-off date, the average original principal balance of the home equity loans was approximately $136,444, and the maximum original principal balance was approximately $655,914.
Cut-Off Date Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original
	Number of		Loans by		Combined	Weighted
	Home	Aggregate	Aggregate	Weighted	Loan-to-	Average
Cut-off Date Principal	Equity	Principal	Principal	Average	Value	Original
Balance ($)	Loans	Balance	Balance	Interest Rate	Ratio	FICO Score

Up to 50,000.00	1,293	$43,987,771	3.34%	10.782%	83.78%	610
50,000.01 - 100,000.00	3,067	232,028,298	17.61	9.058	91.21	612
100,000.01 - 150,000.00	2,342	288,945,055	21.92	8.506	93.46	609
150,000.01 - 200,000.00	1,366	235,944,226	17.90	8.305	92.44	605
200,000.01 - 250,000.00	775	172,637,431	13.10	8.079	91.05	609
250,000.01 - 300,000.00	444	120,652,742	9.15	7.939	90.43	609
300,000.01 - 350,000.00	268	87,058,181	6.61	7.853	90.37	610
350,000.01 and above	317	136,703,703	10.37	7.810	91.21	611

Total	9,872	$1,317,957,406	100.00%	8.420%	91.53%	609

     As of the cut-off date, the average principal balance of the home equity loans was approximately $133,505, and the maximum principal balance was approximately $650,630.

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)

Interest Rates of the Home Equity Loans

			Percent of		Weighted
			Home Equity		Average	Weighted
	Number of		Loans by		Original	Average
	Home	Aggregate	Aggregate	Average	Combined	Original
	Equity	Principal	Principal	Principal	Loan-to-Value	FICO
Interest Rate (%)	Loans	Balance	Balance	Balance	Ratio	Score

07.000 - 07.999	3,347	$585,200,430	44.40%	$174,843.27	86.63%	619
08.000 - 08.999	3,077	441,962,203	33.53	143,634.13	95.16	608
09.000 - 09.999	1,544	180,094,745	13.66	116,641.67	96.97	589
10.000 - 10.999	853	60,900,085	4.62	71,395.18	93.06	591
11.000 - 11.999	581	28,801,348	2.19	49,572.03	95.17	595
12.000 - 12.999	329	14,968,523	1.14	45,497.03	95.88	595
13.000 - 13.999	103	4,266,540	0.32	41,422.72	93.83	579
14.000 - 14.999	34	1,574,420	0.12	46,306.48	95.57	599
15.000 - 15.630	4	189,111	0.01	47,277.70	100.53	588

Total	9,872	$1,317,957,406	100.00%	$133,504.60	91.53%	609

     As of the cut-off date, the weighted average interest rate of the home equity loans was 8.420% per annum.
Original Combined Loan-to-Value Ratios of the Home Equity Loans

			Percent of
			Home Equity
	Number of		Loans by			Weighted
	Home	Aggregate	Aggregate	Average	Weighted	Average
Original Combined	Equity	Principal	Principal	Principal	Average	Original
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Balance	Interest Rate	FICO Score

0000.00 - 030.00	75	$3,750,601	0.28%	$50,008.01	8.341%	618
30.01 - 040.00	88	6,829,239	0.52	77,604.98	8.076	610
40.01 - 050.00	152	15,150,495	1.15	99,674.31	7.931	611
50.01 - 060.00	249	27,877,560	2.12	111,958.07	7.931	600
60.01 - 070.00	439	55,572,073	4.22	126,587.87	7.852	604
70.01 - 080.00	1,015	121,658,058	9.23	119,860.16	8.166	603
80.01 - 090.00	1,388	204,675,293	15.53	147,460.59	8.028	607
90.01 - 100.00	2,922	438,341,003	33.26	150,014.03	8.368	606
0100.01 - 105.85	3,544	444,103,084	33.70	125,311.25	8.846	617

Total	9,872	$1,317,957,406	100.00%	$133,504.60	8.420%	609

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was 91.53%.

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

			Percent of Home
			Equity Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
State	Loans	Balance	Balance

California	822	$179,416,468	13.61%
Virginia	652	105,846,158	8.03
New York	695	98,388,840	7.47
Florida	622	88,193,037	6.69
Pennsylvania	716	77,396,460	5.87
Illinois	531	61,928,730	4.70
Maryland	315	56,775,782	4.31
Ohio	461	50,124,106	3.80
Washington	280	38,795,087	2.94
Michigan	338	36,898,530	2.80
Arizona	235	35,712,618	2.71
Missouri	314	31,385,204	2.38
Georgia	288	30,217,035	2.29
Massachusetts	160	27,993,332	2.12
North Carolina	265	27,693,576	2.10
Indiana	274	27,204,931	2.06
Connecticut	161	26,769,663	2.03
Texas	419	24,211,883	1.84
Minnesota	143	23,755,625	1.80
New Jersey	107	21,918,991	1.66
Kentucky	193	19,265,886	1.46
Nevada	105	18,354,019	1.39
Colorado	137	18,247,807	1.38
Oregon	123	17,549,460	1.33
Kansas	154	15,141,056	1.15
South Carolina	136	15,051,286	1.14
Tennessee	151	14,838,030	1.13
New Hampshire	99	14,759,821	1.12
Hawaii	56	12,810,214	0.97
Delaware	81	12,496,427	0.95
Oklahoma	147	12,371,818	0.94
Wisconsin	95	9,982,108	0.76
New Mexico	73	9,352,103	0.71
Maine	49	7,548,109	0.57
West Virginia	79	7,513,965	0.57
Utah	65	7,207,347	0.55
Idaho	71	7,006,262	0.53
Nebraska	60	5,763,348	0.44
Iowa	73	5,102,084	0.39
Rhode Island	23	4,280,817	0.32
Montana	36	4,147,664	0.31
Wyoming	33	3,994,377	0.30
South Dakota	27	3,474,239	0.26
Vermont	8	1,073,106	0.08

Total	9,872	$1,317,957,406	100.00%

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)

Occupancy Type of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Occupancy Type	Loans	Balance	Balance

Primary Residence	9,872	$1,317,957,406	100.00%

Total	9,872	$1,317,957,406	100.00%

Lien Priority of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Lien Priority	Loans	Balance	Balance

First Lien	8,411	$1,237,746,743	93.91%
Second Lien	1,461	80,210,663	6.09

Total	9,872	$1,317,957,406	100.00%

Original Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Original Term to Maturity (Months)	Loans	Balance	Balance

1 — 60	36	$1,101,586	0.08%
61 — 120	399	21,075,530	1.60
121 — 180	1133	86,987,013	6.60
181 — 240	1388	135,204,011	10.26
241 — 300	1074	135,008,188	10.24
301 — 360	5842	938,581,077	71.21

Total	9,872	$1,317,957,406	100.00%

     As of the cut-off date, the weighted average original term to maturity of the home equity loans was approximately 322 months.

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
Remaining Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Remaining Term to Maturity (Months)	Loans	Balance	Balance

1 — 60	44	$1,319,613	0.10%
61 — 120	415	22,641,788	1.72
121 — 180	1,124	87,041,925	6.60
181 — 240	1,466	141,674,372	10.75
241 — 300	1,055	137,965,253	10.47
301 — 360	5,768	927,314,454	70.36

Total	9,872	$1,317,957,406	100.00%

     As of the cut-off date, the weighted average remaining term to maturity of the home equity loans was approximately 309 months.
Year of Origination of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home	Principal	Principal
Year of Origination	Equity Loans	Balance	Balance

2003	212	$24,946,084	1.89%
2004	2,380	299,494,827	22.72
2005	7,280	993,516,495	75.38

Total	9,872	$1,317,957,406	100.00%

HSBC Home Equity Loan Trust (USA) 2006-1 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 $1,038,550,000 (approximate)
FICO Credit Scores(1)(2)

			Percent of			Weighted
			Home Equity			Average
			Loans by			Original
	Number of	Aggregate	Aggregate	Average	Weighted	Combined
	Home Equity	Principal	Principal	Principal	Average	Loan-to-Value
FICO Credit Score	Loans	Balance	Balance	Balance	Interest Rate	Ratio

501 — 540	1,326	$167,431,327	12.70%	$126,267.97	8.769%	90.94%
541 — 580	1,914	256,159,890	19.44	133,834.84	8.601	90.84
581 — 620	2,252	313,147,118	23.76	139,052.89	8.405	91.13
621 — 660	2,438	343,295,203	26.05	140,810.17	8.331	91.63
661 — 700	1,438	180,652,476	13.71	125,627.59	8.165	93.41
701 — 740	399	45,245,910	3.43	113,398.27	8.021	91.88
741 — 780	92	10,924,506	0.83	118,744.63	7.982	92.45
781 — 811	13	1,100,976	0.08	84,690.46	7.895	87.74

Total	9,872	$1,317,957,406	100.00%	$133,504.60	8.420%	91.53%

     As of the cut-off date, the weighted average FICO Credit Score at origination of the home equity loans was 609.

(1)	HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)	“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
$1,038,550,000 (approximate)
Modeling Assumptions

		Gross		Net	Remaining	Original	Next
	Current Balance	Coupon	Servicing	Coupon	Term	Term	Payment
	($)	(%)	(%)**	(%)	(mths)	(mths)	Date

1	7,940,940.07	8.904	0.500	8.404	100	113	July 2006
2	29,505,034.63	8.798	0.500	8.298	163	175	July 2006
3	45,826,278.80	8.593	0.500	8.093	222	237	July 2006
4	45,724,313.22	8.568	0.500	8.068	279	292	July 2006
5	333,847,671.18	8.290	0.500	7.790	344	357	July 2006
6	14,236,176.40	9.109	0.500	8.609	103	114	June 2006
7	57,481,978.69	8.874	0.500	8.374	164	176	June 2006
8	89,377,732.39	8.583	0.500	8.083	223	238	June 2006
9	89,283,875.10	8.498	0.500	7.998	278	291	June 2006
10	604,733,405.51	8.348	0.500	7.848	345	357	June 2006

**	Servicing Fees subordinated for 12 months
•	the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated;

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan;

•	there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

•	there is no interest shortfall in any month;

•	each Collection Period with respect to the related payment date is the calendar month immediately preceding the month in which such payment date occurs;

•	payments on the Notes will be received on the 20th day of each month, commencing in July 2006;

•	payments on the home equity loans earn no reinvestment return;

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program;

•	for the purpose of determining whether the servicing fee for any payment date prior to the July 2007 payment date will be payable to the servicer out of the Available Payment Amount or instead whether it will be payable before payments are made to the Noteholders, HSBC Finance will be the servicer through the Collection Period ending on May 30, 2007 (i.e., the Collection Period relating to the June 2007 payment date);

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity;

•	the Notes will be purchased on July 12, 2006;

•	One-Month LIBOR remains constant at 5.300%.

HSBC Home Equity Loan Trust (USA) 2006-1
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
$1,038,550,000 (approximate)
Percentages of Initial Note Principal Amount of the Class A and Class M Notes
Outstanding(1) at the Following Percentages of the Prepayment
Assumption

Payment Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
20-Jun-07	98	85	78	71	64	57	43
20-Jun-08	96	69	57	45	35	25	8
20-Jun-09	94	56	40	26	15	4	0
20-Jun-10	92	44	31	23	5	0	0
20-Jun-11	89	35	24	17	0	0	0
20-Jun-12	87	30	19	11	0	0	0
20-Jun-13	84	25	15	4	0	0	0
20-Jun-14	80	22	10	0	0	0	0
20-Jun-15	77	18	5	0	0	0	0
20-Jun-16	74	16	*	0	0	0	0
20-Jun-17	66	10	0	0	0	0	0
20-Jun-18	58	5	0	0	0	0	0
20-Jun-19	49	1	0	0	0	0	0
20-Jun-20	41	0	0	0	0	0	0
20-Jun-21	32	0	0	0	0	0	0
20-Jun-22	23	0	0	0	0	0	0
20-Jun-23	14	0	0	0	0	0	0
20-Jun-24	3	0	0	0	0	0	0
20-Jun-25	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	12.05	4.62	3.27	2.45	1.66	1.32	0.95
Weighted Average Life to Call (years)(2)(3)	8.80	4.39	3.07	2.28	1.54	1.27	0.92

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Principal Amount of such Note and dividing the results by 12.

(3)	Calculated using the earlier of the 15% optional clean-up call and the payment date in June 2016. Assumes that the servicer exercises its option to purchase the home equity loans on the payment date immediately succeeding the payment date on which the Note Principal Amount of the Notes is less than or equal to 15% of the initial Note Principal Amount of the Notes.

(*)	Indicates a number that is greater than zero but less than 0.5%